                                   EXHIBIT 11

                           M. H. MEYERSON & CO., INC.
                         STATEMENT OF EARNINGS PER SHARE

Year ended January 31, 1998

Shares outstanding during the year ended January 31, 1998:

4,993,335 shares from February 1 to February 12, 19997        12 days      59,920,020

4,995,335 shares from February 13 to February 24, 1997        12 days      59,944,020

5,000,335 shares from February 25 to April 1, 1997            36 days     180,012,060

5,030,335 shares from April 2 to May 22, 1997                 51 days     256,547,085

5,035,335 shares from May 23 to August 13, 1997               83 days     417,932,805

5,042,835 shares from August 14, 1997 to January 12, 1998    152 days     766,510,920

5,047,835 shares from January 13 to January 31, 1998          19 days      95,908,865
                                                            -------------------------
                                                             365        1,836,775,775
                                                            =========================

1,836,775,775 shares divided by 365 days = 5,032,262 average shares outstanding. Loss year ended January 31, 1998 = $(1,719,464)
Basic and diluted loss per share = $(1,719,464)/5,032,262 = $(0.34)

Calculation of equivalent shares was not included as it would be anti-dilutive.

                           M. H. MEYERSON & CO., INC.
                     STATEMENT OF EARNINGS PER SHARE (CONT.)

Year ended January 31, 1999

Shares outstanding during the year ended January 31, 1999:

5,047,835 shares from February 1 to February 25, 1998    25 days          126,195,875
5,055,335 shares from February 26 to January 19, 1999   327 days        1,653,094,545
5,090,335 shares from January 20 to January 31, 1999     13 days           66,174,355
                                                        -----------------------------
                                                        365             1,845,464,775
                                                        =============================

1,845,464,775 shares divided by 365 days = 5,056,068 average shares outstanding. Earnings year ended January 31, 1999 = $236,449
Basic earnings per share = $236,449/5,056,068 = $0.05

Equivalent shares using the modified treasury stock method:

Options assumed exercised:

576,000 options, exercise price  $1.00                       576,000
205,000 options, exercise price   1.10                       225,500
725,000 options, exercise price   2.25                     1,631,250
200,000 options, exercise price   2.1875                     437,500
 45,000 options, exercise price   1.96875                     88,594
 40,000 options, exercise price   1.375                       55,000
                                                      --------------
 1,791,000                                                 3,013,844
-1,303,284 shares assumed to be purchased                 (3,013,844)
                                                      --------------
    487,716                                                        0
                                                      ==============

Total weighted average outstanding shares:
5,056,068 + 487,716 = 5,543,784.
Earnings year ended January 31, 1999 = $236,449.
Diluted earnings per share = $236,449 / 5,543,784 = $0.04.

                           M. H. MEYERSON & CO., INC.
                     STATEMENT OF EARNINGS PER SHARE (CONT.)

Year ended January 31, 2000

Shares outstanding during the year ended January 31, 2000:

5,090,335 shares from February 1 to February 4, 1999            4 days      20,361,340
5,340,335 shares from February 5 to February 10, 1999           6 days      32,042,010
5,490,335 shares from February 11 to February 23, 1999         13 days      71,374,355
5,510,335 shares from February 24 to February 24, 1999          1 day        5,510,355
5,525,335 shares from February 25 to March 30, 1999            34 days     187,861,390
5,527,335 shares from March 31 to April 7, 1999                 8 days      44,218,680
5,532,335 shares from April 8 to April 11, 1999                 4 days      22,129,340
6,032,335 shares from April 12 to May 17, 1999                 36 days     217,164,060
6,037,335 shares from May 18 to May 26, 1999                    9 days      54,336,015
6,042,335 shares from May 27 to May 27, 1999                    1 day        6,042,335
6,043,335 shares from May 28 to May 31, 1999                    4 days      24,173,340
6,204,815 shares from June 1 to June 3, 1999                    3 days      18,614,445
6,209,815 shares from June 4 to June 16, 1999                  13 days      80,727,595
6,214,815 shares from June 17 to June 22, 1999                  6 days      37,288,890
6,219,815 shares from June 23 to July 21, 1999                 29 days     180,374,635
6,221,815 shares from July 22 to August 2, 1999                12 days      74,661,780
6,241,815 shares from August 3 to August 3, 1999                1 day        6,241,815
6,291,815 shares from August 4 to August 9, 1999                6 days      37,750,890
6,346,815 shares from August 10 to August 10, 1999              1 day        6,346,815
6,356,815 shares from August 11 to August 11, 1999              1 day        6,356,815
6,371,815 shares from August 12 to August 18, 1999              7 days      44,602,705
6,374,815 shares from August 19 to September 2, 1999           15 days      95,622,225
6,384,815 shares from September 3 to October 4, 1999           32 days     204,314,080
6,386,815 shares from October 5 to October 6, 1999              2 days      12,773,630
6,396,815 shares from October 7 to October 19, 1999            13 days      83,158,595
6,402,815 shares from October 20 to November 17, 1999          29 days     185,681,635
6,442,815 shares from November 18 to December 20, 1999         33 days     212,612,895
6,455,315 shares from December 21, 1999 to January 13, 2000    24 days     154,927,560
6,497,815 shares from January 14 to January 30, 2000           17 days     110,462,855
6,507,815 shares from January 31 to January 31, 2000            1 day        6,507,815

                                                             -------------------------
                                                             365 days    2,244,240,875
                                                             =========================

2,244,240,875 shares divided by 365 days = 6,148,605 average shares outstanding. Earnings year ended January 31, 2000 = $3,043,622
Basic earnings per share = $3,043,622/6,148,605 = $0.50

Equivalent shares using the modified treasury stock method:

Options assumed exercised:


114,091 options, exercise price $1.10                                125,500.10
15,000 options, exercise price $1.96875                               29,531.25
159,429 options, exercise price $2.1875                              348,750.94
627,500 options, exercise price $2.25                              1,411,875.00
10,000 options, exercise price $2.4375                                24,375.00
12,500 options, exercise price $2.5                                   31,250.00
5,000 options, exercise price $3.5                                    17,500.00
25,000 options, exercise price $4.43                                 110,750.00
968,520                                                            2,099,532.29
-466,563 shares assumed to be repurchased                         (2,099,532.29)
501,957                                                                    0.00

Total weighted average outstanding shares:
6,148,605 + 501,957 = 6,650,562.
Earnings year ended January 31, 2000 = $236,449.
Diluted earnings per share = $3,043,622 / 6,650,562 = $0.46.